EXHIBIT C - POWER OF ATTORNEY

 LIMITED POWER OF ATTORNEY FOR
SECTION  16 REPORTING OBLIGATIONS

Know all by these presents, that
the undersigned hereby makes, constitutes and appoints Will Krause, and Jeffrey Carr and any employees designated in writing by the General Counsel of Univar Inc., a Delaware corporation (the "Company"), together, and each of them individually, as the undersigned's true and lawful
attorneys-in-fact, with full power and
authority as hereinafter described on
behalf of and in the name, place and
stead of the undersigned to:

(1) prepare, execute, acknowledge,
deliver and file Forms 3, 4, and 5
(including any amendments thereto)
with respect to the securities of the
Company, with the United States Securities and Exchange Commission (the "SEC"), any national securities exchanges and the
Company, as considered necessary or
advisable under Section 16(a) of the
 Securities Exchange Act of 1934 and
the rules and regulations promulgated
 thereunder, as amended from time to
time (the "Exchange Acr);

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;


(3) prepare, execute, acknowledge, deliver and file with the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Exchange Act; and

(4) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


The undersigned acknowledges that:

(1) this Power of Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;


(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such Information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;


(3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply wlth the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
 Section 16 of the Exchange Act.

The undersigned hereby gives and grants the
 foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until I am no longer required to file any Forms 3, 4 or 5, until the time at which I revoke it by a signed writing that I deliver to the applicable attorney-in- tact or, regarding any individual attorney-in-fact, until that attorney-in-fact is no longer an employee of Univar Inc. or one of its affiliates.

IN WITNESS WH REOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of March, 2018.

Jennifer McIntyre
/s/ Jennifer McIntyre
03/06/2018